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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549



                                    FORM 8-K



                                 CURRENT REPORT

    PURSUANT TO SECTION 13  OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 26, 1997
                               -----------------
                                (MARCH 25, 1997)


                           DETROIT DIESEL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)






        1-12394                                 38-2772023
------------------------           ---------------------------------
(Commission File Number)           (IRS Employer Identification No.)

             13400 OUTER DRIVE WEST,  DETROIT, MICHIGAN 48239-4001
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                  313-592-5000
                                  ------------
              (Registrant's telephone number, including area code)




                         This report contains 3 pages.



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                               TABLE OF CONTENTS

                                                                   PAGE NO.
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ITEM 4 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT                 2










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ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


Detroit Diesel Corporation formally dismissed Reconta Ernst & Young ("Reconta")on March 25, 1997, the certifying accountants for its VM Motori S.p.A. ("VM") subsidiary in Cento, Italy and replaced them with Deloitte & Touche. Deloitte & Touche has been the certifying accountant for Detroit
Diesel Corporation since 1988.   Deloitte & Touche has stated reliance upon the
report of Reconta for the year ended December 31, 1995 in its auditors report on the consolidated financial statements of Detroit Diesel Corporation.

Reconta's report on VM's financial statements for the year ended December 31, 1995 contained no adverse opinion nor disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change to Deloitte & Touche was approved by Detroit Diesel Corporation's Audit Committee.

During the year ended December 31, 1995 and the subsequent interim periods to the date hereof, there were no disagreements between either Detroit Diesel Corporation or VM and Reconta on any matters of accounting principle of practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Reconta, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to Detroit Diesel Corporation or VM for the year ended December 31, 1995 or subsequent interim periods.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DETROIT DIESEL CORPORATION


Date: March 26, 1997             By:    /s/John F. Farmer
                                 ----------------------------------------------
                                         John F. Farmer
                                    Its: Vice President and General Counsel







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